CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our report dated December 22, 2008 relating to the financial statements and financial highlights of John Hancock Classic Value Fund II appearing in the October 31, 2008 Annual Report to Shareholders. We also consent to the reference to us under the heading “Financial Statements” in the Statement of Additional Information and “Experts” in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.
We also consent to the incorporation by reference in the Statement of Additional Information dated March 1, 2009 for John Hancock Classic Value Fund II of our report dated December 22, 2008 relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the John Hancock Classic Value Fund II, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the March 1, 2009 prospectus for John Hancock Classic Value Fund II and under the heading “Independent Registered Public Accounting Firm” in the March 1, 2009 Statement of Additional Information for John Hancock Classic Value Fund II.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2009